UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the
     Securities Exchange Act of 1934

     February 26, 2009
Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

     (Exact name of registrant as specified in its charter)

Delaware	000-20848	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:        (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01          Other Events.

On February 24, 2009, Universal Insurance Holdings, Inc. (the “Company”) was informed that its subsidiary, Universal Property and Casualty Insurance Company (“UPCIC”), received approval for a premium rate increase for its homeowner’s program within the State of Florida. The premium rate increase, which will average approximately 4.8 percent statewide, was approved by the Florida Office of Insurance Regulation (‘OIR”). On February 26, 2009, UPCIC was informed by the OIR that the effective dates for the premium rate increase is February 27, 2009 for new business and April 19, 2009 for renewal business.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 26, 2009	Universal Insurance Holdings, Inc.

/s/ James M. Lynch
James M. Lynch
Executive Vice President